As filed with the Securities and Exchange Commission on October 20, 2014
Registration No. 333-78051
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT
TO
FORM S-3
Registration Statement
 under
The Securities Act of 1933

ENVENTIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	41-1524393
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
221 East Hickory Street
P.O. Box 3248
Mankato, Minnesota 56002-3248
(800) 326-5789
(Address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices)

Steven L. Childers
Senior Vice President, Chief Financial Officer and Assistant Secretary
121 South 17th Street
Mattoon, Illinois 61938-3987
(217) 235-3311
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to public:  N/A.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Form S-3 Registration Statement, Registration No. 333-78051, pertaining to Enventis Corporation's common stock issuable pursuant to the Enventis Corporation Automatic Dividend Reinvestment Plan.

The undersigned registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unissued.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf, by the undersigned, thereunto duly authorized.

ENVENTIS COMMUNICATIONS

By: /s/ Steven L. Childers
Name: Steven L. Childers
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary
Date: October 16, 2014